Exhibit 99.1

NEWS RELEASE

Gray Media Announces Second Quarter Financial Results

Atlanta, Georgia –August 8, 2025. . . Gray Media, Inc. (“Gray Media,” “Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced its financial results for the quarter ended June 30, 2025, which included financial results consistent with our updated guidance for the quarter, provided on July 8, 2025.

We continue to improve our local content offerings and in particular our broadcast of professional and collegiate sports, optimize our cost structure, strengthen our balance sheet and increase our financial flexibility. We look forward to continuing these trends.

Summary of Second Quarter Results

Operating Highlights:

●	Total revenue in the second quarter of 2025 was $772 million, a decrease of 7% from the second quarter of 2024.
●	Core advertising revenue in the second quarter of 2025 was $361 million, a decrease of 3%, consistent with our updated guidance for the quarter.
●	Retransmission consent revenue in the second quarter of 2025 was $369 million, a decrease of 1% from the second quarter of 2024, consistent with our updated guidance for the quarter.
●

Political advertising revenue in the second quarter of 2025 was $9 million, a decrease of 81% from the second quarter of 2024, consistent with the off-year of the two-year political advertising cycle, consistent with our updated guidance for the quarter.

●

During the second quarter of 2025, we recognized a non-cash impairment of intangible assets of $28 million, related to the non-renewal of the network affiliation with the CBS Network at our television station WANF in the Atlanta, Georgia market (DMA 7).

●

Net loss attributable to common stockholders was $69 million in the second quarter of 2025, compared to net income attributable to common stockholders of $9 million in the second quarter of 2024, due primarily to the cyclical decrease in political advertising revenue.

●	Adjusted EBITDA was $169 million in the second quarter of 2025, compared to $225 million in the second quarter of 2024, due primarily to the cyclical decrease in political advertising revenue.

Other Key Metrics:

●	During the second quarter of 2025, we reduced the principal amount of our outstanding debt by $22 million.
●

As of June 30, 2025, calculated as set forth in our Senior Credit Agreement, our First Lien Leverage Ratio, Secured Leverage Ratio and Leverage Ratio, each net of $199 million of cash, were 2.99 to 1.00, 2.99 to 1.00 and 5.60 to 1.00, respectively.

●

As of June 30, 2025, we had $692 million of borrowing availability under our $700 million undrawn Revolving Credit Facility (availability reduced by outstanding, undrawn letters of credit) and our $400 million AR Facility was fully drawn.

●

On July 18, 2025, we completed a private offering of $900 million aggregate principal amount of 9.625% senior secured second lien notes due 2032 (the “2032 Notes”) at par. The proceeds of 2032 Notes together with $50 million borrowed under our Revolving Credit Facility, were used to (i) redeem all $528 million of our outstanding 7.0% senior notes due 2027 (the “2027 Notes”), (ii) repay $403 million of our 2024 Term Loan due June 4, 2029, and (iii) pay transaction expenses incurred in connection with the offering.

●

Also, on July 18, 2025, we amended our Senior Credit Facility to increase the availability under our Revolving Credit Facility by $50 million to $750 million, and to extend the maturity date of the Revolving Credit Facility to December 1, 2028.

●

On July 25, 2025, we completed a private offering of $775 million aggregate principal amount of 7.25% senior secured first lien notes due 2033 (the “2033 Notes”) at par. The proceeds of 2033 Notes were used to (i) repay $630 million of our 2021 Term Loan due December 1, 2028, (ii) repay $80 million of our 2024 Term Loan due June 4, 2029, (iii) repay all $50 million then outstanding under our Revolving Credit Facility, and (iv) pay transaction expenses incurred in connection with the offering.

●	Non-cash stock-based compensation was $5 million and $6 million during the second quarter of 2025 and 2024, respectively.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com

Income Taxes

During the 2025 three and six-month period, we made $39 million of federal and state income tax payments. While we continue to evaluate the impact of recent income tax legislation, we currently expect that for the remainder of 2025 we will not be required to make any material income tax payments.

Pending Acquisitions and Divestitures

Subsequent to the end of the second quarter, we entered into and announced separate agreements involving television station acquisitions and divestitures with The E.W. Scripps Company (“Scripps”), Sagamore Hill Broadcasting, Inc. (“SGH”) and Block Communications, Inc. (“BCI”). In addition to advancing the strategic goals of our television station operations, we anticipate that upon closing all of these transactions, they will also contribute to reducing our Leverage Ratio, as defined in our Senior Credit Agreement.

On July 7, 2025, we announced that we had entered into agreements with Scripps to swap television stations across five mid-sized and small markets. The transaction involves the acquisition by Gray of WSYM (Fox) in Lansing, Michigan (DMA 113), and KATC (ABC) in Lafayette, Louisiana (DMA 125), and the sale by Gray of KKTV (CBS) in Colorado Springs, Colorado (DMA 86), KKCO (NBC) and low power station KJCT-LP (ABC) in Grand Junction, Colorado (DMA 187), and KMVT (CBS) and low power station KSVT-LD (Fox) in Twin Falls, Idaho (DMA 189). The swap involves the even exchange of comparable assets, and, as such, neither company will pay cash consideration to the other.

On July 31, 2025, we announced that we reached an agreement with SGH to acquire SGH’s WLTZ (NBC) in Columbus, Georgia (DMA 127) and KJTV (FOX) in Lubbock, Texas (DMA 140) for a total purchase price of less than $2 million. For the past several years, Gray has provided back-office services to both stations through WTVM (ABC) in Columbus and KCBD (NBC) in Lubbock, respectively.

On August 1, 2025, we announced that we reached an agreement with BCI to acquire its television stations for $80 million. The transaction includes WDRB (FOX) and WBKI (CW) in Louisville, Kentucky (DMA 49), where Gray owns WAVE (NBC). The transaction also includes WAND (NBC) in the Springfield-Champaign-Decatur, Illinois, market (DMA 92), and WLIO (NBC) and associated low power television stations in Lima, Ohio (DMA 190).

We anticipate closing the transactions with Scripps, SGH and BCI in the fourth quarter of this year following receipt of regulatory approvals, including certain waivers, and other customary approvals.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 2 of 10

Guidance

For the quarter ending, September 30, 2025, we currently expect that Core advertising revenue will be down compared to the quarter September 30, 2024, due in part to the effects of the 2024 Olympic Games in the third quarter of 2024. In that period, we recorded total advertising revenue of $20 million from the 2024 Olympic Games, of which $16 million was included in our Core advertising revenue and $4 million was recorded in our political advertising revenue.

Based on our current forecasts for the quarter ending September 30, 2025, we anticipate the following key financial results, as outlined below in approximate ranges and as compared to the quarter ending September 30, 2024, as well as certain currently anticipated full-year financial results. As always, guidance is an estimate that may change in the future based on a number of factors and therefore may not reflect actual results:

	Quarter Ending
		September 30, 2025
	September 30, 2024	(Guidance)
	(Actual) (Unaudited)	Low	High
	(in millions)
Revenue (less agency commissions):
Core advertising	$365	$345	$355
Political advertising	173	6	7
Retransmission consent	369	343	345
Production companies	26	26	27
Other	17	15	16
Total revenue	$950	$735	$750

Operating expenses (excluding depreciation, amortization and loss on disposal of assets):
Broadcasting:
Station expenses	$336	$342	$345
Network affiliation fees	234	213	215
Non-cash stock-based compensation	1	-	-
Total broadcasting expense	$571	$555	$560

Production companies	$22	$24	$25

Corporate and administrative:
Corporate expenses	$20	$25	$30
Non-cash stock-based compensation	4	5	5
Total corporate and administrative expense	$24	$30	$35

Year Ending
December 31, 2025
(Guidance)
(in millions)
Supplemental full-year information:
Interest expense	$460
Amortization of deferred financing costs	$16
Preferred stock dividends	$52
Common stock dividends	$32
Total capital expenditures, excluding Assembly Atlanta	$85	-	$90
Capital expenditures for Assembly Atlanta, net of anticipated reimbursements	$0
Income tax payments, net of refunds	$39

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 3 of 10

Selected Operating Data (Unaudited)

	Three Months Ended June 30,
			% Change		% Change
			2025 to		2025 to
	2025	2024	2024	2023	2023
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$361	$373	(3)%	$379	(5)%
Political advertising	9	47	(81)%	12	(25)%
Retransmission consent	369	371	(1)%	394	(6)%
Other	15	17	(12)%	16	(6)%
Total broadcasting revenue	754	808	(7)%	801	(6)%
Production companies	18	18	0%	12	50%
Total revenue	$772	$826	(7)%	$813	(5)%

Operating expenses (1):
Broadcasting
Station expenses	$330	$331	0%	$314	5%
Network affiliation fees	233	233	0%	235	(1)%
Transaction Related Expenses	-	-	0%	1	(100)%
Non-cash stock-based compensation	-	1	(100)%	2	(100)%
Total broadcasting expense	$563	$565	0%	$552	2%

Production companies	$20	$14	43%	$11	82%

Corporate and administrative:
Corporate expenses	$19	$23	(17)%	$25	(24)%
Transaction Related Expenses	1	-	0%	-	100%
Non-cash stock-based compensation	5	5	0%	5	0%
Total corporate and administrative expense	$25	$28	(11)%	$30	(17)%

Net (loss) income	$(56)	$22	(355)%	$4	(1500)%

Adjusted EBITDA	$169	$225	(25)%	$227	(26)%

	Six Months Ended June 30,
			% Change		% Change
			2025 to		2025 to
	2025	2024	2024	2023	2023
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$705	$745	(5)%	$736	(4)%
Political advertising	22	74	(70)%	20	10%
Retransmission consent	748	752	(1)%	789	(5)%
Other	34	36	(6)%	35	(3)%
Total broadcasting revenue	1,509	1,607	(6)%	1,580	(4)%
Production companies	45	42	7%	34	32%
Total revenue	$1,554	$1,649	(6)%	$1,614	(4)%

Operating expenses (1):
Broadcasting
Station expenses	$672	$678	(1)%	$634	6%
Network affiliation fees	467	467	0%	470	(1)%
Transaction Related Expenses	-	-	0%	1	(100)%
Non-cash stock-based compensation	1	3	(67)%	2	(50)%
Total broadcasting expense	$1,140	$1,148	(1)%	$1,107	3%

Production companies	$40	$35	14%	$70	(43)%

Corporate and administrative:
Corporate expenses	$45	$47	(4)%	$49	(8)%
Transaction Related Expenses	1	-	0%	-	100%
Non-cash stock-based compensation	11	9	22%	7	57%
Total corporate and administrative expense	$57	$56	2%	$56	2%

Net (loss) income	$(65)	$110	(159)%	$(27)	141%

Adjusted EBITDA	$329	$422	(22)%	$390	(16)%

(1)	Excludes depreciation, amortization, impairment and gain on disposal of assets.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 4 of 10

Detail Table of Operating Results (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(in millions, except for per share information)
Revenue (less agency commissions):
Broadcasting	$754	$808	$1,509	$1,607
Production companies	18	18	45	42
Total revenue (less agency commissions)	772	826	1,554	1,649
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	563	565	1,140	1,148
Production companies	20	14	40	35
Corporate and administrative	25	28	57	56
Depreciation	32	36	66	72
Amortization of intangible assets	28	32	57	63
Impairment of intangible assets	28	-	28	-
Gain on disposal of assets, net	(6)	(1)	(8)	(1)
Operating expenses	690	674	1,380	1,373
Operating income	82	152	174	276
Other income (expense):
Miscellaneous income, net	-	2	1	112
Interest expense	(117)	(118)	(235)	(233)
(Loss) gain from early extinguishment of debt	-	(7)	1	(7)
(Loss) income before income taxes	(35)	29	(59)	148
Income tax expense	21	7	6	38
Net (loss) income	(56)	22	(65)	110
Preferred stock dividends	13	13	26	26
Net (loss) income attributable to common stockholders	$(69)	$9	$(91)	$84

Basic per share information:
Net (loss) income attributable to common stockholders	$(0.71)	$0.09	$(0.95)	$0.89
Weighted-average shares outstanding	97	95	96	94

Diluted per share information:
Net (loss) income attributable to common stockholders	$(0.71)	$0.09	$(0.95)	$0.88
Weighted-average shares outstanding	97	96	96	95

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 5 of 10

Other Financial Data (Unaudited)

	Six Months Ended June 30,
	2025	2024
	(in millions)

Net cash provided by operating activities	$163	$86
Net cash (used in) provided by investing activities	(14)	50
Net cash used in financing activities	(85)	(82)
Net increase in cash	$64	$54

	As of
	June 30, 2025	December 31, 2024
	(in millions)

Cash	$199	$135
Long-term debt, including current portion, less deferred financing costs	$5,590	$5,621
Series A Perpetual Preferred Stock	$650	$650

Revolving Credit Facility:
Revolving Credit Facility commitment	$700	$680
Undrawn outstanding letters of credit	(8)	(6)
Borrowing availability under Revolving Credit Facility	$692	$674

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets serving 113 television markets that collectively reach approximately 37 percent of US television households. The portfolio includes 78 markets with the top-rated television station and 99 markets with the first and/or second highest rated television station, as well as the largest Telemundo Affiliate group with 44 markets. We also own Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Our additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: estimates of future revenue, future expenses, future capital expenditures, future income tax payments and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.graymedia.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2024, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 6 of 10

Conference Call Information

We will host a conference call to discuss our second quarter operating results on August 8, 2025. The call will begin at 10:00 AM Eastern Time. The live dial-in number is 1-800-285-6670. The call will be webcast live and available for replay at www.graymedia.com. The taped replay of the conference call will be available at 1-888-556-3470 and the confirmation code is 898476, until September 7, 2025.

Gray Contacts

Web site: www.graymedia.com

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, (404) 266-5513

Pat LaPlatney, President and Co-Chief Executive Officer, (334) 206-1400

Jeffrey R. Gignac, Executive Vice President and Chief Financial Officer, (404) 504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, (404) 266-8333

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 7 of 10

Non-GAAP Terms

In addition to results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this earnings release discusses “Adjusted EBITDA” a non-GAAP performance measure that management uses to evaluate the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. We consider Adjusted EBITDA to be an indicator of our operating performance.

In addition to results prepared in accordance with GAAP, “Leverage Ratio Denominator” is a metric that management uses to calculate our compliance with our financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric is a very material metric to our debt and equity investors. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on July 1, 2023. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

Our “Adjusted Total Indebtedness”, “First Lien Adjusted Total Indebtedness” and “Secured Adjusted Total Indebtedness” in each case net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 8 of 10

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended
	June 30,
	2025	2024	2023
	(in millions)
Net (loss) income	$(56)	$22	$4
Adjustments to reconcile from net (loss) income to Adjusted EBITDA
Depreciation	32	36	35
Amortization of intangible assets	28	32	50
Impairment of intangible assets	28	-	-
Non-cash stock-based compensation	5	6	7
(Gain) loss on disposal of assets, net	(6)	(1)	16
Miscellaneous (income) expense, net	-	(2)	1
Interest expense	117	118	109
Loss from early extinguishment of debt	-	7	-
Income tax expense	21	7	5
Adjusted EBITDA	$169	$225	$227

Supplemental Information:
Amortization of deferred loan costs	4	4	3
Preferred stock dividends	13	13	13
Common stock dividends	8	8	7
Purchases of property and equipment (1)	14	22	26
Reimbursements of property and equipment purchases (2)	-	-	-
Income taxes paid, net of refunds	39	83	24

(1) Excludes $11 million, $7 million and $77 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.
(2) Excludes $1 million and $12 million related to the Assembly Atlanta project in 2024 and 2023, respectively.

	Six Months Ended
	June 30,
	2025	2024	2023
	(in millions)
Net (loss) income	$(65)	$110	$(27)
Adjustments to reconcile from net (loss) income to Adjusted EBITDA
Depreciation	66	72	70
Amortization of intangible assets	57	63	99
Impairment of intangible assets	28	-	-
Non-cash stock-based compensation	12	12	9
(Gain) loss on disposal of assets, net	(8)	(1)	26
Miscellaneous (income) expense, net	(1)	(112)	3
Interest expense	235	233	213
(Gain) loss from early extinguishment of debt	(1)	7	3
Income tax expense (benefit)	6	38	(6)
Adjusted EBITDA	$329	$422	$390

Supplemental Information:
Amortization of deferred loan costs	8	7	7
Preferred stock dividends	26	26	26
Common stock dividends	16	16	14
Purchases of property and equipment (3)	24	41	45
Reimbursements of property and equipment purchases (4)	-	-	-
Income taxes paid, net of refunds	39	85	24

(3) Excludes $16 million, $22 million and $168 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.
(4) Excludes $5 million, $6 million and $38 million related to the Assembly Atlanta project in 2025, 2024 and 2023, respectively.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 9 of 10

Calculation of Leverage Ratio, First Lien Leverage Ratio and Secured Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited):

Eight Quarters
Ended
June 30, 2025
(dollars in millions)

Net income	$261
Adjustments to reconcile from net income to Leverage Ratio
Denominator as defined in our Senior Credit Agreement:
Depreciation	286
Amortization of intangible assets	278
Non-cash stock-based compensation	45
Common stock contributed to 401(k) plan	10
Loss on disposal of assets, net	7
Gain on disposal of investment, not in the ordinary course	(110)
Interest expense	948
Gain on early extinguishment of debt	(35)
Income tax expense	122
Amortization of program broadcast rights	58
Impairment of investment, goodwill and intangible assets	125
Payments for program broadcast rights	(59)
Pension gain	(4)
Contributions to pension plans	(4)
Adjustments for unrestricted subsidiaries	21
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	(1)
Transaction Related Expenses	1
Total eight quarters ended June 30, 2025	$1,949
Leverage Ratio Denominator (total eight quarters ended June 30, 2025, divided by 2)	$975

June 30, 2025
(dollars in millions)

Total outstanding principal, including current portion	$5,651
Letters of credit outstanding	8
Cash	(199)
Adjusted Total Indebtedness	$5,460
Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	5.60

Total outstanding principal secured by a first lien	$3,112
Cash	(199)
First Lien Adjusted Total Indebtedness	$2,913
First Lien Leverage Ratio (maximum permitted incurrence is 3.50 to 1.00) (1)	2.99

Total outstanding principal secured by a lien	$3,112
Cash	(199)
Secured Adjusted Total Indebtedness	$2,913
Secured Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00)	2.99

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum First Lien Leverage Ratio cannot exceed 4.25 to 1.00.

Gray Media, Inc. Earnings Release for the three and six-month periods ended June 30, 2025	Page 10 of 10